Exhibit 99.1

VRINGO ANNOUNCES 2014 FIRST QUARTER RESULTS AND PROVIDES UPDATE
ON GLOBAL ENFORCEMENT ACTIONS IN QUARTERLY REPORT

NEW YORK — May 8, 2014 — Vringo, Inc. (NASDAQ: VRNG), a company engaged in the innovation, development and monetization of intellectual property, today announced operating results for the quarter ended March 31, 2014 and filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q, which contains a comprehensive overview of the Company’s global intellectual property enforcement and licensing activities.

Operating Results for the Quarter Ended March 31, 2014

▪	As of March 31, 2014, we had approximately $27.8 million of cash. We expect these funds will be sufficient to support our current operations and allow timely execution of our current business plans.

▪	During the quarter ended March 31, 2014, net cash provided by the exercise of warrants and options totaled approximately $2.8 million.

▪	Our net loss from continuing operations was approximately $10.9 million (including non-cash expenses of $4.7 million) for the quarter ended March 31, 2014, mainly attributable to the following expenses:

o	Operating legal costs of $4.6 million, mainly in connection with ongoing litigations against ZTE Corporation, Google, Inc., ASUSTeK Computer, Inc., and certain of their affiliates and customers, and other planned enforcements of our intellectual property.

o	General and administrative and other expenses of $1.9 million.

o	Non-cash expenses of $4.7 million relate to equity-based compensation, valuation of our derivative warrant liabilities, and amortization of our patents.

▪	On February 18, 2014, we closed the sale of our mobile social application business to Infomedia Services Ltd. (“Infomedia”) in exchange for an equity stake of approximately 8% of Infomedia.

▪	On a per share basis, our total net loss (from both continuing and discontinuing operations) was $0.13 per basic share, which is lower than the net loss of $0.15 per basic share reported by the Company for the quarter ended March 31, 2013.

About Vringo, Inc.

Vringo, Inc. is engaged in the innovation, development and monetization of intellectual property and mobile technologies.  Vringo`s intellectual property portfolio consists of over 600 patents and patent applications covering telecom infrastructure, internet search, and mobile technologies.  The patents and patent applications have been developed internally, and acquired from third parties.   For more information, visit: www.vringo.com.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein.  Factors that could cause actual results to differ materially include, but are not limited to: our inability to license and monetize our patents, including the outcome of the litigation against online search firms and other companies; our inability to monetize and recoup our investment with respect to patent assets that we acquire; our inability to develop and introduce new products and/or develop new intellectual property; new legislation, regulations or court rulings related to enforcing patents, that could harm our business and operating results; unexpected trends in the mobile phone and telecom infrastructure industries; our inability to raise additional capital to fund our combined operations and business plan; our inability to maintain the listing of our securities on a major securities exchange; the potential lack of market acceptance of our products; potential competition from other providers and products; our inability to retain key members of our management team; the future success of Infomedia and our ability to receive value from its stock; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K filed with the SEC on March 10, 2014.  Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investors and Media:

Cliff Weinstein

Executive Vice President

Vringo, Inc.

646-532-6777

cweinstein@vringoinc.com